Exhibit 99.1

Nutrastar International Inc. Announces Name Change
from Shuaiyi International New Resources Development Inc.

HARBIN, China, Jan. 14 /PRNewswire-Asia-FirstCall/ -- Nutrastar International Inc. (OTC Bulletin Board: SYID; "Nutrastar" or the "Company"), a leading nutraceutical company focusing on the advanced technology related to the development of engineered "Cordyceps Militaris" in China, today announced the changing of the Company's official name from Shuaiyi International New Resources Development Inc., effective January 11, 2010. The purpose of the name change is to better reflect the Company's long-term strategy of entering the attractive mass consumer, nutraceutical and pharmaceutical markets by leveraging its dominant position in China's cordeceps market. In addition, the Company expects the new corporate name to create more effective branding of the company and products in potential international markets that it will be targeting. The Company is currently in the process of obtaining a new trading symbol for its common stock quoted on OTC Bulletin Board.

"Coupled with the natural preventive healthcare disposition of the Chinese consumers, rising affluence in China is fostering healthier lifestyle and the focus on nutrition," stated Ms. Lianyun Han, Chief Executive Officer of Nutrastar. "The new corporate name signifies our company's leadership position in China's high-end nutrition market and our international corporate branding."

Mr. Daniel K. Lee, Chief Financial Officer of Nutrastar commented, "As a leading market player in the cultivation and development of the most valued herbal nutrient in China, Nutrastar is well-positioned to drive its core biotechnological and production competency downstream traversing across major nutraconsumer and medicinal markets and capitalize on the mass consumer trend in moving up the nutritional pyramid."

About Nutrastar

Nutrastar is a leading nutraceutical company focusing on the advanced technology related to the development of engineered "Cordyceps Militaris" in China. The Company specializes in developing, processing, marketing and distributing of a variety of agricultural and nutraceutical products consisting of dry Cordyceps Militaris, organic and specialty food products. The Company's primary product is dry engineered Cordyceps Militaris. The Company believes it is the largest manufacturer of engineered Cordyceps Militaris in China, ranked by volume, according to China Market Monitoring Center (CMMC), accounting for 19% market share in China. Cordyceps Militaris is a species of parasitic fungus that is typically found in north-eastern mountainous China. The products of Nutrastar are sold throughout China via a distribution network that covers more than 10 provinces. More information may be found at http://www.syxny.net or e-mail: ir@syxny.net.

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Nutrastar International Inc.
Daniel K. Lee, CFA, CPA
Chief Financial Officer
Tel: +86-451-8228-1199
Email: danlee@syxny.net

Yudi Zhao, Board Secretary
Tel: +86-451-8228-7746
Email: zhaoyudi@syxny.net

SOURCE Nutrastar International Inc.